Exhibit 99.(h)(2)(g)

AMENDMENT No. 8

to

ADMINISTRATION
AGREEMENT

and

FUND ACCOUNTING AGREEMENT

AMENDMENT made as of June 18, 2020 to that certain Administration and Fund Accounting Agreement entered into as of June 1, 2006, as amended (“Agreement”) by and among (i) Victory Portfolios, Victory Variable Insurance Funds, and Victory Portfolios II, each a Delaware statutory trust (each, a “Trust” and, together, the “Trusts”) on behalf of those investment company portfolios listed on Schedule D which may be amended from time to time (each, a “Fund” and, together, the “Funds”) in the case of both the Trusts and the Funds, individually and not jointly and (ii) Victory Capital Management Inc. (“VCM”), a New York corporation. All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement

WHEREAS, VCM and the Trusts wish to enter into this Amendment to the Agreement to (1) update Schedule D to revise the list of Funds.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, VCM and the Trusts hereby agree as follows:

1.                                      For ease of reference, the term “Trust” as used singularly throughout the Agreement shall be read to refer to the multiple Trusts that are party to the Agreement from time to time, as the context requires.

2.                                      Schedule D to the Agreement is deleted in its entirety and replaced by the new Schedule D attached hereto.

3.                                      Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

VICTORY PORTFOLIOS, on behalf of each Fund listed on Schedule A, individually and not jointly

By:	/s/ Chris Dyer

Name:	Christopher K. Dyer
Title:	President

1

VICTORY VARIABLE INSURANCE FUNDS,
on behalf of each Fund listed on Schedule A, individually and not jointly

By:	/s/ Chris Dyer

Name:	Christopher K. Dyer
Title:	President

VICTORY PORTFOLIOS II, on behalf of each Fund listed on Schedule A, individually and not jointly

By:	/s/ Chris Dyer

Name:	Christopher K. Dyer
Title:	President

VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ Michael Policarpo

Name:	Michael D. Policarpo
Title:	President, Chief Financial Officer and
Chief Administrative Officer

2

SCHEDULE D

TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT BETWEEN VCM, VICTORY PORTFOLIOS, VICTORY PORTFOLIOS II AND VICTORY VARIABLE INSURANCE FUNDS

Victory Portfolios

Victory Diversified Fund

Victory Floating Rate Fund

Victory Global Natural Resources Fund

Victory High Income Municipal Bond Fund

Victory High Yield Fund

Victory INCORE Fund for Income

Victory INCORE Investment Grade Convertible Fund

Victory INCORE Investment Quality Bond Fund

Victory INCORE Low Duration Bond

Victory INCORE Total Return Bond Fund

Victory Integrity Discovery Fund

Victory Integrity Mid-Cap Value Fund

Victory Integrity Small/Mid-Cap Value Fund

Victory Integrity Small-Cap Value Fund

Victory Munder Mid-Cap Core Growth Fund

Victory Munder Multi-Cap Fund

Victory Munder Small Cap Growth Fund

Victory NewBridge Large Cap Growth Fund

Victory RS Global Fund

Victory RS Growth Fund

Victory RS International Fund

Victory RS Investors Fund

Victory RS Large Cap Alpha Fund

Victory RS Mid Cap Growth Fund

Victory RS Partners Fund

Victory RS Science and Technology Fund

Victory RS Select Growth Fund

Victory RS Small Cap Equity Fund

Victory RS Small Cap Growth Fund

Victory RS Value Fund

Victory S&P 500 Index Fund

Victory Sophus Emerging Markets Fund

Victory Sophus Emerging Markets Small Cap Fund

Victory Special Value Fund

* Pending launch

Victory Strategic Allocation Fund

Victory Strategic Income Fund

Victory Sycamore Established Value Fund

Victory Sycamore Small Company Opportunity Fund

Victory Tax-Exempt Fund

Victory Trivalent Emerging Markets Small-Cap Fund

Victory Trivalent International Fund — Core Equity

Victory Trivalent International Small-Cap Fund

Victory Variable Insurance Funds

Victory High Yield VIP Series

Victory INCORE Investment Quality Bond VIP Series

Victory INCORE Low Duration Bond VIP Series

Victory RS International VIP Series

Victory RS Large Cap Alpha VIP Series

Victory RS Small Cap Growth Equity VIP Series

Victory S&P 500 Index VIP Series

Victory Sophus Emerging Markets VIP Series

Victory Variable Insurance Diversified Stock Fund

Victory Portfolios II Mutual Funds

Victory Market Neutral Income Fund

Victory US 500 Enhanced Volatility Wtd Index Fund

Victory Portfolios II ETFs

VictoryShares Developed Enhanced Volatility Wtd ETF

VictoryShares Dividend Accelerator ETF

VictoryShares Emerging Market High Div Volatility Wtd ETF

VictoryShares Emerging Market Volatility Wtd ETF

VictoryShares International High Div Volatility Wtd ETF

VictoryShares International Volatility Wtd ETF

VictoryShares USAA Core Intermediate-Term Bond ETF

VictoryShares USAA Core Short-Term Bond ETF

VictoryShares USAA MSCI Emerging Markets Value Momentum ETF

VictoryShares USAA MSCI International Value Momentum ETF

VictoryShares USAA MSCI USA Small Cap Value Momentum ETF

VictoryShares USAA MSCI USA Value Momentum ETF

VictoryShares US 500 Enhanced Volatility Wtd ETF

VictoryShares US 500 Volatility Wtd ETF

VictoryShares US Discovery Enhanced Volatility Wtd ETF

VictoryShares US EQ Income Enhanced Volatility Wtd ETF

VictoryShares US Large Cap High Div Volatility Wtd ETF

VictoryShares US Multi-Factor Minimum Volatility ETF

* Pending launch

VictoryShares US Small Cap High Div Volatility Wtd ETF

VictoryShares US Small Cap Volatility Wtd ETF

VictoryShares Global Multi-Factor Minimum Volatility ETF*

VictoryShares International Multi-Factor Minimum Volatility ETF*

VictoryShares Nasdaq Next 50 ETF*

VictoryShares Top Veteran Employers ETF*

VictoryShares Defend America ETF*

* Pending launch